Exhibit 99.1

i2 Names Michael Berry Executive Vice President and Chief Financial Officer

DALLAS – July 28, 2005 — i2 Technologies, Inc. (NASDAQ: ITWO), a leading provider of demand-driven supply chain solutions designed to enable business agility, today announced that Michael J. Berry has been named executive vice president and chief financial officer (CFO). Berry will join i2 in the third week of August.

Berry brings a strong background in both finance and general management to i2, having managed several software and technology services businesses, ranging in size from $80 million to $800 million in revenue. He joins i2 from The Reynolds and Reynolds Company, Inc., a billion-dollar provider of technology solutions to the retail automotive industry. At Reynolds and Reynolds, he served as senior vice president for Solutions Management, where he had operational responsibility for the company’s software and services business units, bringing focus to operating plans and execution while driving accountability and results. Berry also served Reynolds and Reynolds as senior vice president of Services, where he achieved profitability while reducing expenses and increasing customer satisfaction.

Prior to Reynolds and Reynolds, Berry spent three years as executive vice president and general manager of Comdata Corporation, a leading provider of payment cards and related services to the transportation and retail industries. Berry spent eight years at Travelers Express Co., Inc. (now known as MoneyGram International), where he was vice president and general manager of the Americas region, and vice president of Planning and Acquisitions. He spent three years at Northwest Airlines, where he served as a manager of Finance and Administration of an $800 million business unit, product manager and senior consultant in Corporate Planning. Berry also held finance positions at Maxwell Graphics, Toro Company and Best Buy Company.

“Mike Berry’s financial foundation and strong management credentials make him the ideal CFO for i2,” said i2 Chief Executive Officer Michael McGrath. “He will bring an increased focus on business strategy and strategic planning, and his capital markets experience should be an asset as we seek to improve our capital structure and rebuild credibility within the investment community. He is a great addition to our executive management team.”

As i2 CFO, Berry will be responsible for overseeing i2’s accounting and finance organization, as well as growing and maintaining i2’s relationships with the financial community, managing and enhancing the company’s performance management and operational processes and expense control program, and partnering with McGrath to develop a strong financial management organization within i2.

Berry earned bachelor’s degree in Finance from Augsburg College in Minneapolis and a master’s degree in Finance from the University of St. Thomas in St. Paul, Minn.

About i2

i2 is a leading provider of demand-driven supply chain solutions designed to enable business agility. i2’s flexible solutions can synchronize demand and supply across an ever-changing global supply network. Nineteen of the AMR Research Top 25 Global Supply Chains belong to companies who are i2 customers. Seven of the Fortune global top 10 are also customers of i2. Founded in 1988 with a commitment to customer success and supply chain innovation, i2 has a history of delivering value by implementing solutions designed to provide a rapid return on investment. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

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i2 Names Michael Berry Executive Vice President and Chief Financial Officer

i2 Cautionary Language

This press release may contain forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding Berry’s role at the company and his ability to impact business strategy and strategic planning, and offer capital markets experience to help improve i2’s capital structure and rebuild credibility within the investment community. These forward-looking statements involve risks and uncertainties that may cause actual results to differ from those projected. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Quarterly Report on Form 10-Q filed May 10, 2005 and the Annual Report on Form 10-K filed March 16, 2005. i2 assumes no obligation to update the forward-looking information contained in this news release.

For More Information Contact:

Beth Elkin

i2 Corporate Communications

469-357-4225

Beth_elkin@i2.com

Mark Hillman

i2 Analyst and Investor Relations

617-551-2754

mark_hillman@i2.com